EXHIBIT 11.1

                       Universal Insurance Holdings, Inc.

             Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the six month and three month periods ended June 30, 2002 and 2001.


                                                 SIX MONTHS ENDED                       SIX MONTHS ENDED
                                                  JUNE 30, 2002                          JUNE 30, 2001
                                                  -------------                          -------------
                                      INCOME                                  INCOME
                                      AVAILABLE TO                            AVAILABLE
                                      COMMON                     PER-SHARE    TO COMMON                   PER-SHARE
                                      STOCKHOLDERS   SHARES      AMOUNT       STOCKHOLDERS  SHARES        AMOUNT


Net income (loss)                     ($663,491)                              $1,014,595
   Less:  Preferred stock dividends          ---                                (24,976)
                                      ----------                              ----------
Income (loss) available to common
stockholders                          ($663,491)     14,686,000     $0.05      $ 989,619    14,698,000       $0.07
                                                                 ========                                 ========

Effect of dilutive securities:

   Stock options and warrants                ---            ---       ---            ---           ---         ---
   Preferred stock                           ---        568,000       ---         24,976       568,000         ---
                                      ----------     ----------  --------     ----------    ----------    --------
Income (loss) available to common
   stockholders and assumed           ($663,491)     15,254,000     $0.04     $1,014,595    15,266,000       $0.07
   conversion                         ==========     ==========  ========     ==========    ==========    ========


Options and warrants totaling 11,262,000 and 10,812,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the six months ended June 30, 2002 and 2001, respectively.


                                                 SIX MONTHS ENDED                       SIX MONTHS ENDED
                                                  JUNE 30, 2002                          JUNE 30, 2001
                                                  -------------                          -------------
                                      INCOME                                  INCOME
                                      AVAILABLE TO                            AVAILABLE
                                      COMMON                     PER-SHARE    TO COMMON                   PER-SHARE
                                      STOCKHOLDERS   SHARES      AMOUNT       STOCKHOLDERS  SHARES        AMOUNT

Net income (loss)                     ($706,325)                                $118,242
   Less:  Preferred stock dividends     (24,975)                                (12,488)
                                      ----------                              ----------
Income (loss) available to common
stockholders                          ($731,300)     14,686,000     $0.05       $105,754    14,795,000       $0.01
                                                                 ========                                 ========

Effect of dilutive securities:

   Stock options and warrants                ---            ---       ---            ---        49,000         ---
   Preferred stock                        24,975        568,000       ---         12,488       568,000         ---
                                      ----------     ----------  --------     ----------    ----------    --------
Income (loss) available to common
   stockholders and assumed           ($706,325)     15,254,000     $0.05       $118,242    15,412,000       $0.01
   conversion                         ==========     ==========  ========     ==========    ==========    ========


Options and warrants totaling 11,262,000 and 10,812,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the six months ended June 30, 2002 and 2001, respectively.